UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2007

UNION BANKSHARES COMPANY

(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Main Street

Ellsworth, ME 04605

(Address of principal executive offices) (Zip Code)

(207) 667-2504

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

On June 7, 2007, Union Bankshares Company (the “Company”) presented financial and other information at its 2007 Annual Meeting of Shareholders (the “Annual Meeting”). Copies of the Company’s presentation materials for the Annual Meeting, appearing as Exhibits 99.1, 99.2, 99.3 and 99.4, are furnished and not filed pursuant to Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this Report:

Exhibit No.	Description
99.1	Remarks of Peter A. Blyberg, President and Chief Executive Officer of Union Bankshares Company at the 2007 Annual Meeting of Shareholders, held June 7, 2007.

99.2	Presentation Materials for the 2007 Annual Meeting of Shareholders of Union Bankshares Company, held June 7, 2007.

99.3	Remarks of Director Samuel Cohen, Chair of the Corporate Governance Committee at the 2007 Annual Meeting of Shareholders, held June 7, 2007.

99.4	Remarks of Sandra Hylander Collier, Chairman of the Board of Directors at the 2007 Annual Meeting of Shareholders, held June 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

By:	/s/ Sally J. Hutchins

Name:	Sally J. Hutchins
Title:	Senior Vice President and Clerk

Date: June 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Remarks of Peter A. Blyberg, President and Chief Executive Officer of Union Bankshares Company at the 2007 Annual Meeting of Shareholders, held June 7, 2007.

99.2	Presentation Materials for the 2007 Annual Meeting of Shareholders of Union Bankshares Company, held June 7, 2007.

99.3	Remarks of Director Samuel Cohen, Chair of the Corporate Governance Committee at the 2007 Annual Meeting of Shareholders, held June 7, 2007.

99.4	Remarks of Sandra Hylander Collier, Chairman of the Board of Directors at the 2007 Annual Meeting of Shareholders, held June 7, 2007.